Exhibit 99.2

Q3 2019 EARNINGS PRESENTATION PeerStream, Inc. | OTCQB: PEER November 7, 2019

Safe Harbor

This presentation is for discussion purposes only. Certain material is based upon third party information that we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such.

Certain statements in this presentation constitute "forward-looking statements" relating to PeerStream, Inc. ("PEER," "PeerStream", the "Company", "we", "our", or "us") made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as "anticipate," "assume," "began," "believe," "budget," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "target," "would" and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

- our ability to effectively market and generate revenue from our software licensing and technology implementation services;
- our ability to generate and maintain active subscribers and to maintain engagement with our user base;
- the intense competition in the industries in which our business operates and our ability to effectively compete with existing competitors and new market entrants;
- our increasing focus on the use of new and novel technologies, such as blockchain, to enhance our applications, and our ability to timely complete development of applications using new technologies;
- legal and regulatory requirements related to our cryptocurrency holdings and accepting cryptocurrencies as a method of payment for our services;
- risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of the digital tokens and our ability to convert digital tokens into fiat currency;
- the ability of VertiPrime Government Service. LLC ("VertiPrime") to successfully secure a potential government contract award and our ability to successfully enter into definitive subcontract agreement with VertiPrime related to such government contract;
- risks associated with our termination agreement with ProximaX Limited ("ProximaX") including that ProximaX may make certain future payments to us in digital tokens that have a speculative value;
- our ability to develop functional new cybersecurity technologies that will be accepted by the marketplace, including PeerStream Protocol;
- our ability to obtain additional capital or financing to execute our business plan, including through offerings of debt or equity;
- our ability to develop, establish and maintain strong brands;
- the effects of current and future government regulation, including laws and regulations regarding the use of the internet, privacy and protection of user data and blockchain and cryptocurrency technologies;
- our ability to manage our partnerships and strategic alliances;
- our reliance on our executive officers and consultants; and
- our ability to release new applications on schedule or at all, as well as our ability to improve upon existing applications.

For a more detailed discussion of these and other factors that may affect our business, see our filings with the Securities and Exchange Commission, including the discussion under "Risk Factors" set forth in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this report, except to the extent required by applicable securities laws.

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Foundational Technology & Innovation Operating Consumer Apps at Global Scale Externalized Security Technology Our Mission PeerStream is a Communications Software Innovator Pioneered the introduction of voice and video into text chat. Founded 1998 Since 1999 Since 2017 2019 Forward Billions of multimedia messages sent to nearly 500MM users Initiated project powering secure multimedia messaging and data streaming To offer market - leading solutions for applications requiring uncompromising privacy and security A public company with a 20 - year innovation legacy in consumer social video apps 3

PeerStream's Suite of Communications Security Products

PEERSTREAM PROTOCOL

Intelligent Routing and Encryption for Communications and Data Transport

- Secure end-to-end encryption assures confidentiality
- Multi-layer transport encryption based on onion routing
- Intelligent routing similar to TOR hidden services protects end-point/user identity and geolocation backchannel

Front-end complement to PSP for cross platform secure end-user communications

- Ephemeral communications
- Developing hardware-based encryption to mitigate mobile OS security breaches[1]
- Capability for compliance and audit options to meet regulatory requirements

1. Hardware encryption via business relationship with Rivetz.

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Gaining Traction in Federal Government Sales & BD

- Sales pipeline of 70+ targets, of which approximately 85% are government opportunities
- Pipeline includes >$60MM of potential annual recurring revenue[1]
- Believe there is much enterprise opportunity we have not yet addressed
- Signed non-binding MOU with VertiPrime Government Services, LLC, to collaborate on a potential Air Force contract award

1. Represents revenue potential if PeerStream converted all pipeline prospects to paying clients at the expected revenues based on contemplated service levels and pricing. No assurance can be given that PeerStream will convert all or any pipeline prospects into paying customers, or at what value.

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Ticker: PEER US - focused, worldwide video chat community targeting users over 35 Asia - centric video chat community targeting users from 18 - 35 US - focused video chat community targeting users 18 - 35 SHARED COMMON INTERESTS 24/7 ENTERTAINMENT A PLATFORM FOR FREE EXPRESSION CONNECTION TO FAMILY/FRIENDS Consumer Apps Business: Social Video Apps One of the world’s leading live video chat communities with 20 years of history enabling users to connect and communicate across multiple devices, offering: Billions of multimedia messages sent to nearly half a billion users 6

Ticker: PEER Consumer Apps Platform Strategy ● We believe our proprietary consumer app tech platform can scalably support large communities of users with video, voice and text chat and provide robust user monetization ● We are now pursuing a strategy to make our video chat platform available to potential third - party partners with large user communities : ○ We anticipate providing retention - enhancing social and communication features ○ We expect to improve potential partner’s user monetization ● We envision the financial upside of these deals to be via revenue sharing arrangements ● On October 18 , 2019 , reached agreement with a community of over 35 million MAUs ○ Will promote a co - branded version of Paltalk to its users on a trial basis ○ PeerStream and partner mutually benefit from a revenue share 7

Paltalk and Camfrog Integration with Props ● We expect Paltalk and Camfrog will be among the first apps to integrate the Props loyalty token, pending regulatory approval ● We anticipate Props token rewards will improve user retention and monetization ● PeerStream will earn Props tokens for its participation, directly obtaining a potentially valuable stake in the network ● Status: Camfrog Props implementation awaiting SEC approval 8 • Props is designed to enable an independent network of apps to reward end - users who create, consume and engage with content and services • The SEC has qualified YouNow’s Reg A+ offering of Props Tokens, the first consumer token offering to attain this qualification About Props This document shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of th ese securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. An indication of interest involves no obligation or commitment of any kind. Any person interested in investing in any offering of Props Tokens should review our disclosures and the publicly filed offering statement and the fin al offering circular that is part of that offering statement at this website . 8

Ticker: PEER 2019 Cost Savings Initiative ● Implemented a significant cost savings initiative that reduced third quarter expenses year - over - year by 17 . 2% , and sequentially by 9 . 1% ● Headcount reduced by 26 percent since 12 / 31 / 2018 ● Further cost reductions anticipated to right - size operations and reduce or eliminate cash consumption 9

Financial Presentation On January 31, 2019, we entered into an Asset Purchase Agreement with The Dating Company, LLC, pursuant to which we sold substantially all of the assets related to our online dating services business (the “Dating Services Business”). During the first quarter of 2019, we began to separately report the results of the Dating Services Business as a discontinued operation in our consolidated statements of operations for current and past periods. 10

• Q3 2019 revenue of $3.0MM decreased 44.2% vs. Q3 2018, primarily driven by our termination of the technology services agreement with ProximaX • Our software licensing and technology implementation services is still a new line of business, and as such, we expect revenue to fluctuate • Q3 2019 subscription revenue was down 20.8% vs. Q3 2018 09/30/19 $3.0MM quarterly total revenue $2.8MM quarterly subscription revenue Revenue: Year - over - Year Quarterly Comparison 11

Earnings and Profitability: Y - o - Y Quarterly Comparison • Net loss increased $1.0MM, driven by loss in technology services revenue and offset by cost - cutting initiatives • Q3 2019 Adjusted EBITDA 1 decreased by $1.7MM, again driven by the decrease in technology services revenue 1 Adjusted EBITDA is a non - GAAP measure. See the Appendix for the reconciliation of Adjusted EBITDA to net loss, the most directl y comparable financial measure calculated in accordance with GAAP. 1 12

• Net cash flow for the three months ended September 30, 2019 was $(1.0)MM • Cash and cash equivalents of approximately $3.6MM at September 30, 2019, $0 debt, and approximately $634K of non - current operating lease obligations Cash Flows 13

Non - GAAP Reconciliation: Adjusted EBITDA 14 Non - GAAP Financial Measures Adjusted EBITDA is defined as net income (loss) adjusted to exclude net loss from discontinued operations, interest income, i nco me tax expense (benefit) from continuing operations, income tax expense (benefit) from discontinued operations, depreciation and amortization expense, impairment loss on digital tokens, and st ock - based compensation expense. The Company presents Adjusted EBITDA because it is a key measure used by the Company’s management and its Board of Directors to understand and evaluate the Co mpany’s core operating performance and trends, to develop short - and long - term operational plans, and to allocate resources to expand the Company’s business. In particular, the exclusion of cer tain expenses in calculating Adjusted EBITDA can provide a useful measure for period - to - period comparisons of the cash operating income generated by the Company’s business. The Company believes that Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s per formance and that of competitors. Management also uses non - GAAP financial measures internally in analyzing the Company's financial results to assess operational performance and to dete rmi ne the Company's future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. Some limitations of Adjusted EBITDA as a financial measure include that: • Adjusted EBITDA does not (i) reflect cash capital expenditure requirements for assets underlying depreciation and amortizatio n e xpense that may need to be replaced or for new capital expenditures; (ii) reflect the Company's working capital requirements; (iii) consider the potentially dilutive impact of stock - based compensat ion; (iv) does not reflect the impairment loss on digital tokens; or (v) our loss or income tax expense from discontinued operations; and • Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or choose not to calculate Ad jus ted EBITDA at all, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider this non - GAAP financial information along with other financial performance mea sures reported in our filings with the Securities and Exchange Commission, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, r est ricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP. The following unaudited table presents a reconciliation of net income (loss), the most directly comparable financial measure cal culated and presented in accordance with GAAP, to Adjusted EBITDA for the three months ended September 30, 2019 and 2018 (in thousands): 14